Exhibit 99.1

FOR IMMEDIATE RELEASE	NEWS
FEBRUARY 4, 2012	NYSE MKT: GORO

GOLD RESOURCE CORPORATION APPOINTS

DR. GARY HUBER TO BOARD OF DIRECTORS

COLORADO SPRINGS – February 4, 2013 – Gold Resource Corporation (NYSE MKT: GORO) (the Company) today announced that effective January 30, 2013, the size of the Board of Directors was increased from five members to six members and the Board of Directors appointed Dr. Gary Huber to fill the newly created vacancy on the board. Gold Resource Corporation is a low-cost gold and silver producer with operations in the southern state of Oaxaca, Mexico. The Company has returned over $72 million to shareholders in monthly dividends since declaring commercial production July 1, 2010, and offers shareholders the option to convert their cash dividends into physical gold and silver.

Dr. Huber is an experienced mining executive bringing over 35 years of diversified natural resource experience to the Board. He holds a Ph. D from the Colorado School of Mines. His past industry experience includes: president and CEO of Neutron Energy Inc., a private uranium development company, founder, CFO, and director of Canyon Resources Corp a public exploration and mining company which operated 3 precious metal mines in the Western United States, president and director of CR Minerals Corporation, an industrial minerals mining and processing subsidiary of Canyon Resources, director of Capital Gold Corp., a public precious metal mining company operating in Mexico (which was merged into Gammon Gold) and manager of IRC Capital Group, an investment arm of International Royalty Corporation. He was also formerly a director of the Denver Gold Group, chairman of the Society of Economic Geologists’ Investment and Audit Committees and chairman of the Audit Committee of the Society of Mining, Metallurgy and Exploration. He is a Utah registered Professional Geologist.

Dr. Huber’s extensive experience in the mining business includes operations management, business development, merger and acquisitions, financings, strategic planning, and minerals marketing, which brings additional depth to the Board of Directors of Gold Resource Corporation. In addition to increasing the total number of directors from five to six, Dr. Huber increases the number of independent directors on the Board to four.

“We are very pleased to welcome Dr. Huber to the Board of Directors,” stated Gold Resource Corporation’s President, Mr. Jason Reid. “His tremendous industry experience adds greatly to the board and we look forward to working together as the Company continues to grow, generate cash and distribute meaningful dividends for the benefit of shareholders.”

About GRC:

Gold Resource Corporation is a mining company focused on production and pursuing development of gold and silver projects that feature low operating costs and produce high returns on capital. The Company has 100% interest in six potential high-grade gold and silver properties in Mexico’s southern state of Oaxaca. The Company has 52,679,369 shares outstanding, no warrants and no debt. Gold Resource Corporation offers shareholders the option to convert their cash dividends into physical gold and silver. For more information, please visit GRC’s website, located at www.Goldresourcecorp.com and read the Company’s 10-K for an understanding of the risk factors involved.

Cautionary Statements:

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words “plan”, “target”, “anticipate,” “believe,” “estimate,” “intend” and “expect” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding Gold Resource Corporation’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material. All forward-looking statements in this press release are based upon information available to Gold Resource Corporation on the date of this press release, and the company assumes no obligation to update any such forward-looking statements. Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company’s actual results could differ materially from those discussed in this press release. In particular, there can be no assurance that production will continue at any specific rate. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company’s 10-K filed with the SEC.

Contacts:

Corporate Development

Greg Patterson

303-320-7708

www.Goldresourcecorp.com